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                                                                  EXHIBIT 21.2


              SUBSIDIARIES OF SUN INTERNATIONAL NORTH AMERICA, INC.



          SUBSIDIARY                              JURISDICTION OF ORGANIZATION
          ----------                              ----------------------------

Sun Cove, Ltd.                                    Connecticut

Sun International Nevada, Inc.                    Nevada

Sun International Resorts Inc.                    Florida

PIV, Inc.                                         Florida

ISS, Inc.                                         Florida

Sun International Marketing, Inc.                 Florida

Sun Cove California, Inc.                         Delaware

Sun Cove New York, Inc.                           Delaware

TGC Holding Corp.*                                Delaware

Sun International New York, Inc.                  New York

Sun International Development                     New Jersey
Group, Inc.

Ess Zee Corp.*                                    New Jersey

Catalina Corp.*                                   New Jersey



* To be dissolved